UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 30, 2009

PMA Capital Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-31706	23-2217932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

380 Sentry Parkway Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(610) 397-5298

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As previously announced, on March 28, 2008, PMA Capital Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Armour Reinsurance Group Limited (“Armour Re”), a Bermuda-based corporation, pursuant to which Armour Re will purchase from the Company all of the issued and outstanding shares of PMA Capital Insurance Company, a Pennsylvania domestic property and casualty insurance company, PMA Re Management Company, a Pennsylvania corporation, and High Mountain Reinsurance, Ltd., a Cayman Islands exempted limited liability company.  The closing of the sale and transfer of ownership are pending approval by the Pennsylvania Insurance Department.

Under the amended terms of the Agreement, the Agreement could have been terminated by either the Company or Armour Re if the closing of the sale had not occurred by October 31, 2009.  On October 30, 2009, the Company and Armour Re amended the Agreement to extend the termination date to December 31, 2009.

Item 2.02.  Results of Operations and Financial Condition.

On November 3, 2009, PMA Capital Corporation (the “Registrant”) issued a news release regarding its Third Quarter 2009 results, a copy of which is furnished as Exhibit 99.1 hereto.  Additionally, the Registrant’s Third Quarter 2009 Statistical Supplement is furnished as Exhibit 99.2.

The information, including Exhibits 99.1 and 99.2 attached hereto, furnished under this Item 2.02 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information furnished under this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 99.1                                PMA Capital Corporation News Release, dated November 3, 2009

Exhibit 99.2                                PMA Capital Corporation Third Quarter 2009 Statistical Supplement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMA Capital Corporation

November 3, 2009	By:	/s/ William E. Hitselberger
	Name:	William E. Hitselberger
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	PMA Capital Corporation News Release, dated November 3, 2009

Exhibit 99.2	PMA Capital Corporation Third Quarter 2009 Statistical Supplement